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Chartered Accountants                                     Grant Thornton (logo)
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                         CONSENT OF INDEPENDENT AUDITORS

Conso Products Company

We consent to the incorporation by reference in the Registration Statements of Conso Products Company on:

[ ] Form S-8 (No. 33-97146, effective September 20, 1995), pertaining to Conso Products Company's 1993 Stock Option Plan

[ ] Form S-8 (No. 33-85518, effective October 20, 1994), pertaining to Conso Products Company's 1994 Employee Stock Purchase Plan

[ ]    Form S-3 (No. 333-1364, effective February 14, 1996)

of our report dated August 14, 1996 included in the Annual Report on Form 10-K of Conso Products Company for the fiscal year ended June 29, 1996.

(Signature of Grant Thornton)
GRANT THORNTON
Registered Auditors
Chartered Accountants
Manchester
United Kingdom
September 25, 1996



Heron House
Albert Square
Manchester M60 8GT
Tel 0161 834 5414
Tel 0161 953 0214
Fax 0161 832 6042

Authorised by The Institute of
Chartered Accountants in England
and Wales to carry on investment
business. A list of partners may be
inspected at the above address and
at Grant Thornton House
Euston Square London NW1 2EP